Exhibit 10.5

EXECUTION COPY

MASTER INDENTURE

Dated as of April 4, 2007

PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST

among

PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST,

as Issuer,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee,

DEUTSCHE BANK AG, LONDON BRANCH,

as Paying Agent,

and

COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION,

as Servicer

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

		Page
Section 11.18.	Limitation of Liability of Owner Trustee	73

Section 11.19.	Execution of the Transfer and Servicing Agreement by the Indenture Trustee	73

SCHEDULE A

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This MASTER INDENTURE, dated as of April 4, 2007 (herein, as amended, modified or supplemented from time to time as permitted hereby, called the “Indenture”), among PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST, a business trust organized and existing under the laws of the State of Nevada, COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada, as servicer, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee and DEUTSCHE BANK AG, LONDON BRANCH, a corporation duly organized and existing under the law of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12 in the City of Frankfurt (Main) and operating in the United Kingdom under branch number BR000005 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England, as Paying Agent. This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Section 2.10 hereof (an “Indenture Supplement,” and any Indenture Supplement together with this Indenture and amendments hereof and any supplemental indentures hereto collectively referred to as the “Indenture”). If a conflict exists between the terms and provisions of this Master Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for an issue of its asset backed notes to be issued in one or more Series (the “Notes”) and O/C Certificates as provided in this Indenture.

In connection with one or more Series of Notes issued under this Indenture, the Issuer may enter into agreements with other entities that will provide credit enhancement or other protection and benefits for the Holders of a Series of Notes or a Class of such Series of Notes and the Issuer will incur obligations under the terms of such agreement. The Issuer, through this Indenture, wishes to provide security for such obligations to the extent and as provided in the relevant Indenture Supplements. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers and the O/C Holders.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes and the O/C Certificates, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms.

Simultaneously with the delivery of this Indenture the Issuer is entering into the Transfer and Servicing Agreement with Partridge Funding Corporation, a corporation organized and existing under the laws of the State of Nevada, as Transferor, the Servicer, and the Indenture Trustee, pursuant to which (a) the Transferor will convey to the Issuer all of its rights, title and interest in, to and under the Receivables and (b) the Servicer will agree to service the Receivables and make collections thereon.

GRANTING CLAUSES

To secure the due and punctual payment by the Issuer of the principal of (and premium, if any) and interest on the Notes, amounts due to Series Enhancers under the Series Enhancements as provided in the Indenture Supplements, amounts due on the O/C Certificates as provided in the Indenture Supplements, and all other amounts due and payable under this Indenture or any Indenture Supplement or under any Series Enhancement (collectively, the “Secured Obligations”) when and as the same shall become due and payable, whether on demand for payment or on a Payment Date, a Redemption Date, a Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, according to the terms of this Indenture, the respective Indenture Supplements and the Notes, the O/C Certificates or the Series Enhancements, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders and the O/C Holders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:

(i)	the Receivables existing at the Cut-Off Time, and thereafter created from time to time in the Accounts (including Transferred Accounts and Related Accounts related to such Accounts) until the termination of the Issuer, all Interchange allocable to the Issuer as provided herein and in the Indenture Supplements and Recoveries, and all rights to payment and amounts due or to become due with respect to all of the foregoing;

(ii)	all money, instruments, investment property and other property (together with all earnings, dividends, distributions, income, issues, and profits relating thereto) distributed or distributable in respect of the Receivables pursuant to the terms of the Transfer and Servicing Agreement, this Indenture and each Indenture Supplement;

(iii)	the Collection Account, the Series Accounts, all Eligible Investments and all money, investment property, instruments and other property from time to time on deposit in or credited to the Collection Account and the Series Accounts, together with all earnings, dividends, distributions, income, issues and profits relating thereto;

(iv)	all Series Enhancements;

(v)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Servicing Agreement and the Receivables Purchase Agreements (whether arising pursuant to the terms of the Transfer and Servicing Agreement and the Receivables Purchase Agreements or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Transfer and Servicing Agreement and the Receivables Purchase Agreements, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Transfer and Servicing Agreement and the Receivables Purchase Agreements to the same extent as the Issuer could but for the assignment and security interest granted hereunder;

(vi)	all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing;

(vii)	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing or any proceeds thereof; and

(viii)	all proceeds of the foregoing.

The property described in the preceding sentence shall constitute the “Trust Estate”.

Such Grants are made in trust to secure the Notes and the O/C Certificates equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture and the Indenture Supplements, between any Note and any other Notes and the O/C Certificates, and to secure the other Secured Obligations; provided, that unless and to the extent provided for in an Indenture Supplement for any Series, the security interest granted above in the Series Accounts and Series Enhancement for a particular Series shall be to secure the Notes and the O/C Certificate for such Series only and, to the extent provided in the Indenture Supplement for such Series, the Series Enhancers.

The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal of (and premium, if any) and interest on the Notes and the O/C Certificates and to the Series Enhancers under the Series Enhancements is limited by recourse only to the Trust Estate and only to the extent proceeds and distributions on the Trust Estate are allocated for their benefit under the terms of this Indenture, the Indenture Supplements and the Series Enhancements.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Act” or “Act of Noteholder” shall have the meaning specified in Section 11.03(a).

“Administration Agreement” shall mean the Amended and Restated Administration Agreement dated as of April 4, 2007, among the Issuer, the Transferor and the Administrator, as the same may be amended or otherwise modified from time to time.

“Administrator” shall mean CompuCredit Corporation or any successor administrator appointed pursuant to the Administration Agreement.

“Applicable Law” shall have the meaning specified in Section 6.03(n).

“Authorized Officer” shall mean:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee and any Paying Agent on the Initial Issuance Date (as such list may be modified or supplemented from time to time thereafter) and any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee and any Paying Agent on the Initial Issuance Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to the Servicer, any Servicing Officer; and

(c) with respect to the Indenture Trustee or the Paying Agent, any Responsible Officer.

“Book-Entry Notes” shall mean security entitlements to the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or a Foreign Clearing Agency, as described in Section 2.11.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in London, England; New York, New York; Atlanta, Georgia; Las Vegas, Nevada; Wilmington, Delaware; or any other city in which the principal executive offices of the Servicer, the Transferor, the Owner Trustee, the Indenture Trustee, Raphaels Bank or other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Indenture Supplement.

“CCIA” shall mean CompuCredit International Acquisition Corporation, a corporation organized and existing under the laws of the State of Nevada, and its successors and permitted assigns.

“CCIA Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement between CCIA and the Transferor, dated as of April 4, 2007, as the same may be amended, supplemented or otherwise modified from time to time.

“Class” shall mean, with respect to any Series, any one of the classes or tranches of Notes of that Series.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as a clearing agency for a Series or Class of Book-Entry Notes.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream, Luxembourg” shall mean Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning specified in Section 8.02(a).

“CompuCredit Corporation” shall mean CompuCredit Corporation, a corporation organized and existing under the laws of the State of Georgia, and its successors and permitted assigns.

“Contractual Currency” shall have the meaning specified in Section 6.15.

“Corporate Trust Office” shall mean the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 60 Wall Street, MSNYC 60-2606, New York, New York 10005, Attn: TSS – Structured Finance, or at such other address as the Indenture Trustee may designate from time to time by notice to the Issuer, the Transferor and the Servicer.

“Default” shall mean any event or occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” shall mean, for any Class or Series, the Notes issued in fully registered, certificated form issued to the owners of such Class or Series or their nominee.

“Depositary” shall mean the Person specified in the applicable Indenture Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agency.

“Depository Agreement” shall mean, if applicable with respect to any Series or Class of Book-Entry Notes, the agreement among the Transferor, the Indenture Trustee and the Clearing Agency or, if applicable, the Foreign Clearing Agency.

“Discount Note” shall mean a Note that provides for an amount less than the stated principal amount thereof to be due and payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Dollars, “$” or “U.S. $” shall mean (a) United States dollars or (b) denominated in United States dollars.

“Early Redemption Event” shall mean, with respect to any Series, any Early Redemption Event specified in the related Indenture Supplement or any Early Redemption Event as described in Section 5.01.

“Eligible Deposit Account” shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United Kingdom or the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” shall mean any depository institution or branch thereof (which may be the Indenture Trustee or an Affiliate), which depository institution has (i) a long-term unsecured debt rating not lower than BBB for Standard & Poor’s Ratings Services or Baa2 for Moody’s Investors Service or (ii) a certificate of deposit rating acceptable to the Rating Agencies. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution.

“Eligible Investments” shall mean instruments, investment property or other property, or, in the case of deposits described below, deposit accounts held in the name of the Issuer (which, for the avoidance of doubt, shall include the Collection Account and any Series Account), other than securities issued by or obligations of CompuCredit Corporation or any Affiliate thereof, subject to the exclusive custody and control of the Indenture Trustee, and which may include investments for which the Indenture Trustee or an Affiliate serves as an investment manager or advisor, which mature so that funds will be available no later than the close of business on each Transfer Date following each Monthly Period, which are denominated in pounds and which are:

(a) demand deposits, time deposits or certificates of deposit of depository institutions provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution shall be at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch (if rated by Fitch);

(b) commercial paper having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch (if rated by Fitch);

(c) bankers’ acceptances issued by any depository institution referred to in clause (a) above;

(d) money market funds having, at the time of the Issuer’s investment therein, a rating in the highest rating category of Standard & Poor’s, Moody’s and Fitch (if rated by Fitch) (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor); or

(e) any other investment of a type or rating that satisfies the Rating Agency Condition.

“English Law Debenture” shall mean the English Law Debenture dated the same date as this Indenture, among the Issuer and the Indenture Trustee, as the same may be amended or otherwise modified from time to time.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successor and assigns in such capacity.

“Euroclear Participants” shall mean the participants of the Euroclear System, for which the Euroclear System holds securities.

“Event of Default” shall have the meaning specified in Section 5.02.

“Excess Allocation Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expected Principal Payment Date” shall mean for a Series or Class of Notes, the date, if any, specified as such in the Indenture Supplement.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator and their successors and assigns.

“Global Note” shall have the meaning specified in Section 2.14.

“Grant” shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, grant a security interest in, create a right of set-off against, deposit, set over and confirm. A Grant of any item of the Trust Estate shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of the Trust Estate, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“Indenture” shall mean this Master Indenture, dated as of April 4, 2007, among the Issuer, the Indenture Trustee and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time, including, with respect to any Series or Class, the related Indenture Supplement.

“Indenture Supplement” shall mean, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.10, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean Deutsche Bank Trust Company Americas in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under this Indenture.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor, and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Issuance Date” shall mean the Closing Date of the first Series of Notes issued to the Holders.

“Insolvency Event” with respect to any Person, shall occur if (i) such Person shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to such Person or all or substantially all of its property, (ii) such Person shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, (iv) such Person shall make an assignment for the benefit of its creditors, (v) such Person shall voluntarily suspend payment of its obligations, or (vi) such Person shall take any action in furtherance of any of the foregoing.

“Interest-bearing Note” shall mean a Note that bears interest at a stated or computed rate on its stated principal amount. To the extent a Note has the characteristics of both an Interest-bearing Note and a Discount Note, the provisions of this Indenture relating to both Interest-bearing Notes and Discount Notes will apply.

“Interest Rate” shall mean, as of any particular date of determination and with respect to any Series or Class, the interest rate or rates (or formula for determining the same) as of such date specified therefor in the related Indenture Supplement; provided, that as the context may require, the Interest Rate for a Discount Note shall be its accrual interest rate equivalent, as provided for in the Indenture Supplement for the Discount Note.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer” shall mean the Partridge Acquired Portfolio Business Trust, a business trust organized and existing under the laws of the State of Nevada, and its successors and permitted assigns.

“Issuer Order” shall mean a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

“New Issuance” shall mean a new Series of Notes issued by the Issuer pursuant to the principal terms of the related Indenture Supplement.

“Non-sterling Currency” shall mean (a) a currency other than Pounds, or (b) denominated in a currency other than Pounds.

“Note Register” shall mean the register maintained pursuant to Section 2.05(a) in which the Notes are registered.

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered in the Note Register (or the Global Note, as the case may be), or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Notes” shall mean all Series of Notes issued by the Issuer pursuant to the Indenture and the applicable Indenture Supplement.

“Notice of Default” shall mean the notice described in Section 5.02.

“Pounds,” “£” or “pound sterling” shall mean the lawful currency of the United Kingdom.

“O/C Certificate” shall mean with respect to any Series, the certificate executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, as may be specified in the related Indenture Supplement.

“O/C Holder” shall mean the person in whose name an O/C Certificate is registered or such other person stated to be an O/C Holder in any related Indenture Supplement.

“Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Indenture Trustee or the Paying Agent signed by any Authorized Officer of the Issuer, Transferor or Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Indenture Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Outstanding” shall mean, as of the date of determination, all Notes previously authenticated and delivered under this Indenture except,

(1) Notes previously cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; and

(2) Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Indenture Trustee or any Paying Agent for the Holders of such Notes; provided, that if such Notes are to be redeemed, any required notice of such redemption pursuant to this Indenture or provision for such notice satisfactory to the Indenture Trustee has been made; and

(3) Notes that have been paid under Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered under this Indenture, other than any such Notes for which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, (a) the principal amount of a Discount Note that is Outstanding shall be the amount of its principal that would be due and payable as of the date of determination upon acceleration of its maturity under Section 5.03, (b) the principal amount of a Foreign Currency Note shall be the Pound equivalent, determined as provided in the related Indenture Supplement, of the principal amount of such Note (or, in the case of a Foreign Currency Discount Note, the Pound equivalent, determined as provided in the related Indenture Supplement, of the amount determined as provided in (a) above), and (c) Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of those Persons shall be disregarded and considered not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge of being so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act for such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or an Affiliate of any of those Persons. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Owner Trustee” shall mean Wilmington Trust FSB, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 2.08 and shall initially be Deutsche Bank AG, London Branch; provided, that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent(s) may be appointed with respect to such Series.

“Payment Date” shall have the meaning specified for each Series in its Indenture Supplement.

“Permitted Assignee” shall mean any person who, if it were to purchase Receivables (or interests therein) in connection with a sale under Sections 5.05 and 5.17 would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes.

“Principal Terms” shall mean, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount), the Allocation Amount and the Series Allocation Percentage; (c) the Interest Rate (or method for the determination thereof) for each Class of Notes of such Series; (d) the Payment Date or Payment Dates and, for Interest-bearing Notes, the date or dates from which interest shall accrue and, for Discount Notes, the date or dates from which interest shall accrete; (e) the method for allocating Collections to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Servicing Fee; (h) if applicable, the Series Enhancer and terms of any form of Series Enhancements; (i) the terms on which the Notes of such Series may be exchanged for Notes of another Series, purchased by the Transferor or the Issuer or remarketed to other investors; (j) any optional or mandatory Redemption Date or Redemption Dates and the Expected Principal Payment Date and Stated Maturity Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) the priority of such Series with respect to any other Series; (n) whether such Series will be a Principal Sharing Series; (o) whether such Series will be an Excess Allocation Series; (p) the Distribution Date; and (q) any other terms of such Series.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” shall mean, with respect to any Outstanding Class of Notes which has been rated, each rating agency, as specified in the applicable Indenture Supplement, selected by the Transferor to rate the Notes of such Outstanding Class.

“Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which it is a Rating Agency; provided, however, that if such Series or Class has not been rated, the Rating Agency Condition with respect to any such action shall either be defined in the related Indenture Supplement or shall not apply.

“RB Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement between R. Raphaels & Son PLC and CCIA, dated as of April 4, 2007, as the same may be amended, supplemented or otherwise modified from time to time.

“Receivables Purchase Agreement” shall mean, as applicable, (i) the RB Receivables Purchase Agreement, (ii) any future receivables purchase agreement substantially in the form of the agreement specified in (i) above, entered into between CCIA or the Transferor and an Account Owner; provided, that (A) the Rating Agency Condition is satisfied with respect to such future receivables purchase agreement and (B) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect, (iii) the CCIA Receivables Purchase Agreement and (iv) any future receivables purchase agreement substantially in the form of the agreement specified in (iii) above, entered into between a seller and the Issuer; provided, that (A) the Rating Agency Condition is satisfied with respect to such future receivables purchase agreement and (B) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect.

“Record Date” shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date, unless otherwise specified for a Series in the related Indenture Supplement.

“Redemption Date” shall mean, with respect to any Series, the date or dates, if any, specified in the Indenture Supplement for such Series.

“Redemption Period” shall mean, with respect to any Series or Class within a Series, a period during which Collections of Principal Receivables are used to redeem (in whole or in part) the Notes or a Class of Notes of such Series, which shall be the controlled redemption period, the principal redemption period, the partial redemption period, the special redemption period, the early redemption period, the optional redemption period, the limited redemption period or other redemption period, in each case, as defined with respect to such Series in the related Indenture Supplement.

“Registered Certificates” shall have the meaning specified in Section 2.01(b).

“Registered Noteholder” shall mean the Holder of a Registered Note.

“Registered Notes” shall have the meaning specified in Section 2.01(a).

“Reinvestment Event” shall mean, if applicable with respect to any Series, any Reinvestment Event specified in the related Indenture Supplement.

“Responsible Officer” shall mean any officer within the Corporate Trust Office including any Senior Vice President, Managing Director, Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, Associate or Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, having direct responsibility for the administration of this Indenture.

“Secured Obligations” shall have the meaning set forth in the Granting Clause hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean any of R. Raphael & Sons PLC, the Transferor or any such Person acting as a seller under a Receivables Purchases Agreement, in its capacity as seller under a Receivables Purchase Agreement.

“Series” shall mean any series of Notes and, if applicable, O/C Certificates issued pursuant to this Indenture.

“Series Account” shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders or O/C Holder of any Series or Class or any Series Enhancer, as specified in any Indenture Supplement.

“Series Enhancement” shall mean the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, cross currency swap agreement or other derivative agreement or other similar arrangement. Series Enhancement will also refer to any agreements, instruments or documents governing the terms of the enhancements mentioned in the previous sentence or under which they are issued, where the context makes sense. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” shall mean the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) the Noteholders or the O/C Holder of any Series or Class which is subordinated to another Series or Class.

“Series Issuance Date” shall mean, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.10 and the related Indenture Supplement.

“Servicer” shall mean CCIA, in its capacity as servicer pursuant to the Transfer and Servicing Agreement, and, after any Service Transfer, the Successor Servicer.

“Stated Maturity Date” shall mean, for any Series or Class of Notes or any installment of principal for such Series or Class, the date specified in the Indenture Supplement for such Series or Class as the fixed date on which the principal of such Series or Class or such installment of principal is required to be paid; provided, that a date on which principal is scheduled or expected to be paid, but is not required to be paid, is not a Stated Maturity Date.

“Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that was characterized as debt at the time of its issuance, (b) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder whose Notes were characterized as debt at the time of their issuance, and (c) such action will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of April 4, 2007, among the Transferor, the Servicer, the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Transferor” shall mean Partridge Funding Corporation, a corporation organized and existing under the laws of the State of Nevada, and its successors and permitted assigns.

“Transaction Documents” shall mean, for any Series of Notes, the Nevada Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreements, the Transfer and Servicing Agreement, this Indenture, the related Indenture Supplement, the Administration Agreement, the English Law Debenture and such other documents and certificates delivered in connection therewith.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement relating to the Issuer, dated as of April 4, 2007, between the Transferor and the Owner Trustee as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Estate” shall have the meaning set forth in the Granting Clause hereof.

Section 1.02. Other Definitional Provisions.

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Servicing Agreement or the related Indenture Supplement, as applicable.

(b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any Outstanding Class of Notes.

(e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision or subdivision of this Indenture; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” means “including without limitation.”

(g) Any term used herein that is defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meaning set forth in the New York Uniform Commercial Code, unless the context requires otherwise.

(h) Any reference herein to a “beneficial interest” in a security also shall mean a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean the holder of a security entitlement with respect to such security.

ARTICLE II

THE NOTES

Section 2.01. Form Generally.

(a) Notes. The Notes of any Series or Class shall be issued in fully registered form without interest coupons (the “Registered Notes”). Such Registered Notes shall be substantially in the form of the exhibits with respect thereto attached to the applicable Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. If specified in any Indenture Supplement, the Notes of any Series or Class shall be issued upon initial issuance as one or more Notes evidencing the aggregate original principal amount of such Series or Class as described in Section 2.10.

Each Global Note will be dated the Closing Date. All Registered Notes shall be dated the date of their authentication.

(b) O/C Certificates. The O/C Certificates shall be issued in fully registered form without interest coupons (the “Registered Certificates”). Such Registered Certificates shall be substantially in the form of the exhibits with respect thereto attached to the Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such O/C Certificates, as evidenced by their execution of such O/C Certificates. Any portion of the text of any O/C Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the O/C Certificate.

The O/C Certificates shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such O/C Certificates, as evidenced by their execution of such O/C Certificates. If specified in any Indenture Supplement, the O/C Certificate of any Series or Class shall be issued upon initial issuance as one or more certificates evidencing the aggregate original principal amount of such Series or Class as described in Section 2.10.

Section 2.02. Denominations.

Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of £100,000 and in integral multiples of £1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class).

Section 2.03. Execution, Authentication and Delivery.

Each Note and O/C Certificate shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer of the Issuer.

Notes or O/C Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or O/C Certificates, as applicable, or does not hold such office at the date of issuance of such Notes or O/C Certificates, as applicable.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes or O/C Certificates executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee shall authenticate and deliver such Notes or O/C Certificates as provided in this Indenture or the related Indenture Supplement and not otherwise.

No Note or O/C Certificate shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note or O/C Certificate a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note or O/C Certificate shall be conclusive evidence, and the only evidence, that such Note or O/C Certificate has been duly authenticated and delivered hereunder.

Section 2.04. Authenticating Agent.

(a) The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes and O/C Certificates which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes and O/C Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes or O/C Certificates. Whenever reference is made in this Indenture to the authentication of Notes or O/C Certificates by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving notice of resignation to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee or the Issuer, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Issuer and the Servicer.

(d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.04.

(e) The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 2.04, the Notes and O/C Certificates may have endorsed thereon, in lieu of or in addition to the Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

(i) In the case of the Notes:

“This is one of the Notes described in the within-mentioned Indenture.

as Authenticating Agent
for the Indenture Trustee

By:
Authorized Signatory”

(ii) In the case of the O/C Certificates:

“This is one of the O/C Certificates described in the within-mentioned Indenture.

as Authenticating Agent
for the Indenture Trustee

By:
Authorized Signatory”

Section 2.05. Registration of Transfer and Exchange of Notes and O/C Certificates.

(a) The Issuer shall cause to be kept with the Indenture Trustee, a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Notes and O/C Certificates and the registration of transfers of Notes and O/C Certificates shall be provided. A note registrar (which may be the Indenture Trustee) (in such capacity, the “Note Registrar”) shall provide for the registration of Registered Notes and Registered Certificates, and transfers and exchanges of Registered Notes and Registered Certificates as herein provided. The Note Registrar shall initially be the Indenture Trustee and any co-note registrar chosen by the Issuer and acceptable to the Indenture Trustee. Any reference in this Indenture to the Note Registrar shall include any co-note registrar unless the context requires otherwise.

The Indenture Trustee may revoke such appointment and remove any Note Registrar if the Indenture Trustee determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon thirty (30) days written notice to the Issuer and the Indenture Trustee; provided, however, that such resignation shall not be effective and such Note Registrar shall continue to perform its duties as Note Registrar until the Indenture Trustee has appointed a successor Note Registrar (which may be the Indenture Trustee) reasonably acceptable to the Issuer.

Upon surrender for registration of transfer or exchange of any Registered Note or Registered Certificate at any office or agency of the Note Registrar maintained for such purpose, one or more new Registered Notes or Registered Certificates, as applicable, (of the same Series and Class) in authorized denominations of like tenor and aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

At the option of a Registered Noteholder or O/C Holder, subject to the provisions of this Section 2.05, Registered Notes or Registered Certificates may be exchanged for other Registered Notes or Registered Certificates (of the same Series and Class), as applicable, of authorized denominations of like tenor and aggregate principal amount, upon surrender of the Registered Notes or Registered Certificates, as applicable, to be exchanged at any such office or agency.

All Notes issued upon any registration of transfer or exchange of Notes or O/C Certificates shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes or O/C Certificates surrendered upon such registration of transfer or exchange.

The preceding provisions of this Section 2.05(a) notwithstanding, the Indenture Trustee or the Note Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note or O/C Certificate for a period of fifteen (15) days preceding the due date for any payment with respect to the Note or O/C Certificate.

Whenever any Notes or O/C Certificates are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes or O/C

Certificates which the Noteholder or O/C Holder, as applicable, making the exchange is entitled to receive. Every Note or O/C Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee or the Note Registrar duly executed by the Noteholder or O/C Holder, as the case may be, or the attorney-in-fact thereof duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes or O/C Certificates, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

All Notes or O/C Certificates surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Issuer as confirmed in writing by the Issuer to the Indenture Trustee. The Indenture Trustee shall cancel and destroy any Global Note upon its exchange in full for definitive Notes and shall deliver a certificate of destruction to the Issuer. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency referred to in the applicable Indenture Supplement was received with respect to each portion of the Global Note exchanged for definitive Notes.

The Issuer shall execute and deliver to the Indenture Trustee, Registered Notes and Registered Certificates in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture, the Notes and the O/C Certificates.

(b) The Note Registrar will maintain at its expense in New York, New York, or Nashville, Tennessee, an office or agency where Notes or O/C Certificates may be surrendered for registration of transfer or exchange.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes and O/C Certificates.

If (a) any mutilated Note or O/C Certificate is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note or O/C Certificate, and (b) in case of destruction, loss or theft there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuer, the Transferor, the Note Registrar and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Transferor, the Note Registrar or the Indenture Trustee that such Note or O/C Certificate has been acquired by a protected purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Note Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note or O/C Certificate, a replacement Note or O/C Certificate, respectively, of like tenor and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note or O/C Certificate shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note or O/C Certificate, the Issuer may pay such Note or O/C Certificate without surrender thereof, except that any mutilated Note or O/C Certificate shall be surrendered. If, after the delivery of such replacement Note or O/C Certificate or payment of a destroyed, lost or stolen Note or O/C Certificate pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note or O/C Certificate in lieu of which such replacement Note or O/C

Certificate was issued presents for payment such original Note or O/C Certificate, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note or O/C Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note or O/C Certificate from such Person to whom such replacement Note or O/C Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Transferor or the Indenture Trustee in connection therewith.

In connection with the issuance of any replacement Note or O/C Certificate under this Section 2.06, the Issuer or the Note Registrar may require the payment by the Holder of such Note or the O/C Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Any replacement Note or O/C Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note or O/C Certificate shall constitute complete and indefeasible evidence of a debt of the Issuer, as if originally issued, whether or not the destroyed, lost or stolen Note or O/C Certificate shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes or O/C Certificates, respectively, duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or O/C Certificates.

Section 2.07. Persons Deemed Owners.

The Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of them may prior to due presentation of a Registered Note or Registered Certificate for registration of transfer, treat the Person in whose name any Registered Note or Registered Certificate is registered as the owner of such Registered Note or Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, and, in any such case, neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of them shall be affected by any notice to the contrary.

Section 2.08. Appointment of Paying Agent.

The Issuer hereby agrees that the Indenture Trustee may appoint Deutsche Bank AG, London Branch as the Paying Agent, and the Indenture Trustee hereby appoints Deutsche Bank AG, London Branch as the Paying Agent and hereby delegates all of the rights and responsibilities as Paying Agent under this Agreement to Deutsche Bank AG, London Branch.

The Paying Agent shall make distributions to Noteholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Indenture Supplement. The Indenture Trustee shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of providing such funds to the Paying Agent or making the distributions referred to above. The Issuer may remove the Paying

Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect. The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Indenture Trustee as a Paying Agent. In the event that any Paying Agent shall resign, the Issuer shall appoint a successor to act as Paying Agent. The Issuer shall cause each Paying Agent to execute and deliver to the Issuer and the Indenture Trustee an instrument as described in Section 3.03. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 2.09. Cancellation.

All Notes and O/C Certificates surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes and O/C Certificates previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes and O/C Certificates so delivered shall be promptly cancelled by the Indenture Trustee. No Notes or O/C Certificates shall be authenticated in lieu of or in exchange for any Notes or O/C Certificates cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes and O/C Certificates held by the Indenture Trustee shall be destroyed unless the Issuer shall direct prior to destruction that they be returned to the Issuer.

Section 2.10. New Issuances.

(a) Pursuant to one or more Indenture Supplements, the Issuer may from time to time direct the Indenture Trustee, on behalf of the Issuer, to issue one or more new Series of Notes or an O/C Certificate (a “New Issuance”). Outstanding Classes of Notes shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction on account of the actual time of the authentication and delivery or Expected Principal Payment Date or Stated Maturity Date, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. The total principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such new Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The Indenture Trustee shall execute the Indenture Supplement and the Issuer shall execute the Notes and O/C Certificate of such Series and deliver the Notes and O/C Certificate to the Indenture Trustee for authentication and delivery. The issuance of any such Notes or O/C Certificate of any new Series (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) shall be subject to the satisfaction of the following conditions:

(i) on or before the fifth (5th) Business Day immediately preceding the Series Issuance Date, the Issuer shall have given notice to the Indenture Trustee, the Servicer and each Rating Agency, if any, that has rated any Series or Class (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date;

(ii) the Issuer shall have delivered to the Indenture Trustee the related Indenture Supplement, in a form satisfactory to the Indenture Trustee, executed by each party hereto (other than the Indenture Trustee) and specifying the relevant Principal Terms;

(iii) the Issuer shall have delivered to the Indenture Trustee any related Series Enhancement executed by each of the parties thereto, other than the Indenture Trustee;

(iv) the Rating Agency Condition, if applicable, shall have been satisfied with respect to such issuance;

(v) such issuance will not result in the occurrence of a Default, an Adverse Effect or an Early Redemption Event or Reinvestment Event for any Series, and the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, dated the Series Issuance Date for such Series, to the effect that (1) the Issuer reasonably believes that such issuance will not, based on the facts known to the Person executing such Officer’s Certificate, have an Adverse Effect or result in the occurrence of a Default or Early Redemption Event or Reinvestment Event for any Series then Outstanding and (2) all conditions precedent to such execution, authentication and delivery have been satisfied; and

(vi) the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee (with a copy to each Rating Agency, as applicable), a Tax Opinion dated the Series Issuance Date addressing the New Issuance.

Section 2.11. Book-Entry Notes.

Unless otherwise specified in any related Indenture Supplement for any Series or Class, the Notes, upon original issuance, shall be issued in the form of one or more Notes representing the Book-Entry Notes, to be delivered to the Clearing Agency or Foreign Clearing Agency on behalf of the Issuer. The Notes shall initially be registered on the Note Register in the name of the Clearing Agency or Foreign Clearing Agency or its nominee, and no owner of a security entitlement to Notes will receive a definitive note representing such owner’s security entitlement to the Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (“Definitive Notes”) have been issued to the applicable owners of security entitlements to the Notes pursuant to Section 2.13 or as otherwise specified in any such Indenture Supplement:

(a) the provisions of this Section 2.11 shall be in full force and effect with respect to each such Series;

(b) the Issuer, the Transferor and the Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including distributions) as the authorized representatives of the owners of the security entitlements to the Notes;

(c) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control with respect to each such Series; and

(d) the rights of the respective owners of security entitlements to each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Notes to such Clearing Agency Participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Notes, such direction or consent may be given by owners (acting through the Clearing Agency and the Clearing Agency Participants) owning security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.12. Notices to Clearing Agency or Foreign Clearing Agency.

Whenever a notice or other communication is required to be given to the Noteholders of any Series or Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related owners of security entitlements pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications to the Clearing Agency or Foreign Clearing Agency, as applicable.

Section 2.13. Definitive Notes.

If Book-Entry Notes have been issued with respect to any Series or Class and (i) (a) the Issuer advises the Indenture Trustee that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to such Series or Class and (b) the Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (ii) to the extent permitted by law, the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Series or Class or (iii) after the occurrence of a Servicer Default or an Event of Default, owners of security entitlements to such Series or Class representing not less than 50% of the principal amount of the Book-Entry Notes of such Series or Class advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency in writing through the applicable Clearing Agency Participants that the continuation of a book-entry system with respect to the Notes of such Series or Class is no longer in the best interests of the owners of security entitlements to such Series or Class, then the

Indenture Trustee shall notify all owners of security entitlements to such Series or Class, through the Clearing Agency or Foreign Clearing Agency, as applicable, of the occurrence of such event and of the availability of Definitive Notes to owners of security entitlements to such Series or Class. Upon surrender to the Indenture Trustee of such Notes by the Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the registered Holders of such Definitive Notes of such Series or Class as Noteholders of such Series or Class hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Note Registrar.

Section 2.14. Global Note.

If specified in the related Indenture Supplement for any Series or Class, the Notes for such Series or Class will initially be issued in the form of a single temporary global Note (the “Global Note”), in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Indenture Supplement. The Global Note will be executed by the Issuer and authenticated by the Indenture Trustee at the written direction of the Issuer upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged for Registered Notes in definitive form, as provided in the related Indenture Supplement.

Section 2.15. Release of Collateral.

Subject to Section 11.01, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order accompanied by an Officer’s Certificate and an Opinion of Counsel.

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01. Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal (and premium, if any) and, if such Note or O/C Certificate is an Interest-bearing Note or O/C Certificate, interest, in each case in accordance with the terms of the Notes and the O/C Certificate, if any, as specified in the relevant Indenture Supplement.

(b) The Noteholders and the O/C Holder of a Series as of the Record Date in respect of a Payment Date shall be entitled to the interest (if any) accrued and payable and principal (and premium, if any) payable on such Payment Date as specified in the related

Indenture Supplement. All payment obligations under a Note or an O/C Certificate are discharged to the extent such payments are made to the Noteholder and the O/C Holder of record.

Section 3.02. Maintenance of Office or Agency.

The Issuer will maintain an office or agency within Nashville, Tennessee or New York, New York where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee located at its Corporate Trust Office to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee, the Servicer and the Noteholders of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at its office located at 648 Grassmere Park Road, Nashville, Tennessee 37211, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands at its office located at 648 Grassmere Park Road, Nashville, Tennessee 37211. Additionally, the Issuer requests that a copy of all such presentations, surrenders, notices and demands be sent to 3993 Howard Hughes Parkway, Suite 250, Room 215, Las Vegas, Nevada 89109.

Section 3.03. Money for Note Payments to Be Held in Trust.

As specified in Section 8.02 and in the related Indenture Supplement, all payments of amounts due and payable on the Notes or O/C Certificate, if any, which are to be made from amounts withdrawn from the Collection Account or any Series Account shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or any Series Account shall be paid over to or at the direction of the Issuer except as provided in this Indenture or in the related Indenture Supplement.

Whenever the Issuer shall have a Paying Agent in addition to the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date, direct in writing the Indenture Trustee to deposit with such Paying Agent no later than 4 p.m. (London time) one Business Day prior to such Payment Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order or at the written direction of the Servicer, as applicable, by the Paying Agent in a specific Eligible Investment in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section 3.03, such Paying Agent shall be entitled to all of the rights, obligations, protections and indemnities of the Indenture Trustee under this Indenture and the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Issuer and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Issuer (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes and O/C Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes or the O/C Certificates if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all applicable tax laws with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money. Furthermore, neither the Indenture Trustee nor the Paying Agent shall have any responsibility or liability for any loss resulting from its being unable to perform any functions or obligations hereunder if the same results from any law, regulation or requirement (whether or not having the forces of law) of any central bank or governmental or other regulatory authority affecting it.

Subject to applicable laws with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 10.02(b) is given, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The cost of any such notice or publication shall be paid out of funds in the Collection Account or any Series Account held for the benefit of the Noteholders. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence.

The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Nevada (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the O/C Certificates and the Trust Estate.

Section 3.05. Protection of Trust.

The Issuer will from time to time take all actions necessary, including without limitation preparing, or causing to be prepared, authorizing, executing and delivering all such supplements and amendments hereto and all such financing statements, amendments to financing statements, continuation statements, if any, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Trust Estate as security for the Notes and the O/C Certificates;

(b) maintain or perfect or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture; or

(d) preserve and defend title to the Trust Estate and the rights therein of the Indenture Trustee, the Noteholders, the O/C Holder and Series Enhancers (if any) secured thereby against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any instrument required pursuant to this Section 3.05.

The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Trust Estate.

Section 3.06. Opinions as to Trust Estate.

(a) On each Series Issuance Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency, as applicable) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including without limitation with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and amendments to financing statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest.

(b) On or before June 30 in each calendar year, beginning in 2008, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including without limitation with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and amendments to financing statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and amendments to financing statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until June 30 in the following calendar year.

Section 3.07. Performance of Obligations; Servicing of Payment Obligations.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall satisfy the obligations of the Issuer with respect thereto. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements relating to the Trust Estate, including but not limited to authorizing and filing or causing to be filed all UCC financing statements and amendments to financing statements required to be filed by the terms of this Indenture in accordance with and within the time periods provided for herein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Trust Estate, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and satisfaction of the Rating Agency Condition, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Transaction Document (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by the Servicer or the Transferor under the Transfer and Servicing Agreement or by a Seller under a Receivables Purchase Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, except as provided herein or in the Transfer and Servicing Agreement, or (B) reduce the percentage of the Holders of the principal amount of Outstanding Notes that, by the terms of the Transaction Documents, is required to consent to any such amendment, without the consent of the Holders of all the Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

(f) The Issuer shall deliver any Account Schedule (as defined in the Transfer and Servicing Agreement) received by it pursuant to the Transfer and Servicing Agreement to the Indenture Trustee.

Section 3.08. Negative Covenants.

So long as any Notes are outstanding, the Issuer shall not:

(a) sell, transfer, exchange, pledge or otherwise dispose of any part of the Trust Estate except as expressly permitted by the Indenture, the Receivables Purchase Agreements, the Trust Agreement or the Transfer and Servicing Agreement;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes or the O/C Certificates (other than amounts properly withheld from payments under applicable law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

(c) incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the Transaction Documents;

(d) (1) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (2) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or (3) permit the lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate; or

(e) voluntarily dissolve or liquidate in whole or in part.

Section 3.09. Statements as to Compliance

The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing within 120 days after the end of the fiscal year 2007), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during the 12-month period ending at the end of such fiscal year (or in the case of the fiscal year ending December 31, 2007, the period from the Initial Issuance Date to December 31, 2007) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10. Issuer’s Name, Location, etc.

(a) The Issuer’s exact legal name is, and at all times has been, the name that appears for it on the signature page below.

(b) The Issuer has not used any trade or assumed names.

(c) The Issuer is, and at all time has been, a “registered organization” (within the meaning of Article 9 of the UCC), organized solely under the laws of the State of Nevada.

(d) The Issuer will not change its name, its type or jurisdiction of organization, or its organizational identification number unless it has given the Indenture Trustee at least thirty (30) days prior written notice of such change.

Section 3.11. Successor Substituted.

(a) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance herewith, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section shall be released from its obligations under this Indenture as Issuer immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee, the Noteholders or the O/C Holders arising prior to such effectiveness.

Section 3.12. No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as contemplated by the Transaction Documents, the Notes and the O/C Certificates.

Section 3.13. Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by the Trust Agreement, the Administration Agreement, the Transfer and Servicing Agreement, this Indenture or any Indenture Supplement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.14. Tax Treatment.

Unless otherwise specified in the applicable Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes of a Series will qualify as indebtedness of the O/C Holder of such series secured by the Receivables and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of such O/C Holder. Each Holder of such Note agrees that it will cause any owner of a security entitlement to such Note acquiring an interest in a Note through it to comply with this Agreement as to treatment of indebtedness under applicable tax law, as described in this Section 3.14. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device or disregarded entity for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.15. Notice of Events of Default.

The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and, immediately after obtaining knowledge of any of the following occurrences, written notice of each default on the part of the Servicer of its obligations under the Transfer and Servicing Agreement and each default on the part of a Seller of its obligations under any Receivables Purchase Agreement.

Section 3.16. No Other Business.

The Issuer shall not engage any business other than the purpose and powers set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto.

Section 3.17. Removal of Administrator.

So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.18. Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of this Indenture.

This Indenture shall cease to be of further effect with respect to the Notes or the O/C Certificates except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes or O/C Certificates, (c) the rights of Noteholders or the O/C Holders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.08, 3.09, 3.11, and 11.15, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02, and (f) the rights of Noteholders and the O/C Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes when

(i) either:

(A) all Notes and O/C Certificates theretofore authenticated and delivered (other than (1) Notes and O/C Certificates which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06, and (2) Notes for whose full payment money is held in trust by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes and O/C Certificates not theretofore delivered to the Indenture Trustee for cancellation:

(I)	have become due and payable;

(II)	will become due and payable in full at the Stated Maturity Date for such Notes and O/C Certificates; or

(III)	are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (I), (II) or (III) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee either from proceeds of another Series of Notes issued under this Indenture, collections of Principal Receivables allocated for such purpose or from other sources which do not include any amounts contributed directly or indirectly by or derived from funds of the Transferor, any Affiliate of the Transferor or an agent of the Transferor cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and O/C Certificates not theretofore delivered to the Indenture Trustee for cancellation when due at the Expected Principal Payment Date or later Payment Date, at the Stated Maturity Date for such Class or Series of Notes or O/C Certificates or the Redemption Date (if Notes shall have been called for redemption pursuant to the applicable Indenture Supplement), as the case may be;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including to the O/C Holders); and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02. Application of Trust Money.

All monies deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and O/C Certificates, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and the O/C Holders for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Early Redemption Events.

An “Early Redemption Event” with respect to any Outstanding Note or O/C Certificate of any Series or Class means any Early Redemption Event specified in the related Indenture Supplement or any one of the following events:

(a) an Insolvency Event relating to the Transferor or an Account Owner shall have occurred; or

(b) The Issuer shall have become subject to regulation by the Commission as an “investment company” under the Investment Company Act.

The occurrence of either of the events described in (a) and (b) above will cause an Early Redemption Event (or if so provided in the Indenture Supplement for a Series, a Reinvestment Event) for every Series outstanding. Upon the occurrence of any Early Redemption Event, a Redemption Period shall commence and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

Section 5.02. Events of Default.

An “Event of Default” with respect to any Outstanding Note or O/C Certificate of any Series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of any Note of that Series when the same becomes due and payable; or

(b) default in the payment of any interest on any Note of that Series when the same becomes due and payable and such default shall continue for a period of thirty-five (35) days; or

(c) default in the performance or observance of any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of that Series (other than a covenant or agreement, a default in the performance or observance of which is elsewhere in this Section specifically dealt with) (all of such covenants and agreements in this Indenture which are not expressly stated to be for the benefit of a particular Series shall be considered to be for the benefit of the Notes of all Series), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which default has a material adverse effect on the interests of the

Noteholders of that Series (or all Series, as applicable) and continues unremedied for sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied (a “Notice of Default”), shall have been given, by overnight delivery or messenger delivery or by registered or certified mail, return receipt requested (i) to the Issuer by the Indenture Trustee or any Series Enhancer, or (ii) to the Issuer and the Indenture Trustee by Noteholders of any outstanding Series holding Notes evidencing not less than fifty (50) percent of the Outstanding principal amount for such Series (or all Series, as applicable); or

(d) an Insolvency Event with respect to the Issuer has occurred.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence of any Default or an Insolvency Event, written notice in the form of an Officer’s Certificate of the Issuer of such Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.03. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in paragraph (a), (b) or (c) of Section 5.02 should occur and be continuing for a Series, then in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding principal amount of that Series may declare all the Notes of that Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of the Notes of that Series, together with accrued or accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) If an Event of Default described in paragraph (d) of Section 5.02 should occur and be continuing, then the unpaid principal of the Notes, together with the accrued or accreted and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be considered to be declared, due and payable.

(c) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing not less than a majority of the Outstanding principal amount of the Notes of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes of that Series and all other amounts that would then be due hereunder or upon the Notes of that Series if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes of that Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent to it.

Section 5.04. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of thirty-five (35) days following the date on which it became due and payable or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, immediately pay to the Indenture Trustee for the benefit of the Noteholders the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and outside counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Trust Estate or the property of another obligor on the Notes, wherever situated, the monies adjudged or decreed to be payable in the manner provided by law.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and subject to the provisions of Section 5.03, Section 5.05, Section 5.12 and Section 6.01, proceed to protect and enforce its rights and the rights of the Noteholders and the O/C Holder of the affected Series (or all Series, as applicable) under this Indenture by such appropriate Proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of the affected Series or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect or in case a receiver, conservator, assignee, trustee in bankruptcy, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or the creditors or property of the Issuer or such other obligor or Person, the Indenture Trustee, regardless whether the principal of any Notes or O/C Certificates shall then be due and payable as therein expressed or by declaration or otherwise and regardless whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file one or more claims for the whole amount of principal and interest owing and unpaid in respect of the Notes or O/C Certificate of such Series, and to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders, and the O/C Holder of such Series, allowed;

(ii) unless prohibited by applicable law, to vote on behalf of the Noteholders of such Series, in any election of a trustee or a standby trustee in bankruptcy or a Person performing similar functions; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders or O/C Holder of such Series and of the Indenture Trustee on their behalf;

and any trustee, receiver or liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders, and the O/C Holder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or O/C Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or O/C Certificates or the rights of any Noteholder or O/C Holder, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or O/C Holder in any such proceeding except, as provided in (d)(ii) above, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes or O/C Certificates, may be enforced by the Indenture Trustee without the possession of any of the Notes or O/C Certificates or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the

Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes and O/C Holder of the affected Series as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (except with respect to any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders and O/C Holder of the affected Series, and it shall not be necessary to make any such Noteholder or O/C Holder party to any such Proceedings.

Section 5.05. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing for any Series, and the Notes of such Series have been accelerated under Section 5.03, the Indenture Trustee shall (subject to Sections 5.06 and 11.15), do one or more of the following:

(i)	institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and O/C Certificate of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer the portion of the Trust Estate allocated to such Series and from any other obligor upon such Notes monies adjudged due;

(ii)	sell all or a portion of the Issuer’s interest in the Principal Receivables, in an amount not to exceed the Allocation Amount for the accelerated Series, and the related Finance Charge Receivables, as shall constitute a part of the Trust Estate (or rights or interest therein), at one or more public or private sales called and conducted in any manner permitted by law; and

(iii)	take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders or O/C Holder of the accelerated Series hereunder;

provided, however, that the Indenture Trustee may not exercise the remedy in subparagraph (ii) above unless (A) the Holders of 100% of the Outstanding principal amount of the Notes of the accelerated Series consent thereto, (B) the Indenture Trustee determines that (the Indenture Trustee may rely upon the opinion of an Independent investment banking firm) the proceeds of such sale distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that (the Indenture Trustee may rely upon the opinion of an Independent investment banking firm) the Trust Estate may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of not less than 66 2/3% of the Outstanding principal amount of the Notes of each Class of such affected Series. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b) If the Indenture Trustee collects any money or property for a Series pursuant to this Article V following the acceleration of the maturities of the Notes for such Series pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order (unless otherwise provided in the related Indenture Supplement):

FIRST: to the Indenture Trustee, the Paying Agent and the Note Registrar for amounts due pursuant to Section 6.07;

SECOND: to Holders of Notes of such Series for amounts due and unpaid on such Notes for interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for interest according to the terms of the related Indenture Supplement;

THIRD: to Holders of Notes of such Series for amounts due and unpaid on such Notes for principal, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for principal according to the terms of the related Indenture Supplement;

FOURTH: to Holders of Notes of such Series for amounts, if any, that remain owing to such Holders of Notes of such Series after the applications of amounts described in SECOND and THIRD above, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts remaining due and payable on such Notes according to the terms of the related Indenture Supplement;

FIFTH: to any Series Enhancer, if any, for such Series for amounts due and unpaid to such Series Enhancer under the Series Enhancement, in respect of which or for the benefit of which such money has been collected, according to the terms of the Series Enhancement;

SIXTH: to the O/C Holder, if any, for amounts due and unpaid to the O/C Holder in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in accordance with the related Indenture Supplement, according to the amounts remaining due and payable on the O/C Certificate according to the terms of the related Indenture Supplement; and

SEVENTH: to the Issuer, free and clear of the lien of this Indenture, for distribution pursuant to the Trust Agreement.

(c) After the application of money or property referred to in Section 5.05(b) for an accelerated Series, amounts then held in the Collection Account or Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Series Enhancer for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of the Trust Estate (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Trust Estate under this Indenture and the Notes of such Series shall no longer be Outstanding.

(d) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.06. Optional Preservation of the Trust Estate.

If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received directions from the Noteholders under Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of the portion of the Trust Estate allocated to such Notes and the related O/C Certificate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate allocated to such Notes and the related O/C Certificate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.07. Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of not less than 25% of the aggregate Outstanding principal amount of all Series (or, with respect to any such action, suit or proceeding that does not relate to all Series, Holders of not less than 25% of the aggregate Outstanding principal amount of all Series to which such action or proceeding relates) have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

(b) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders has offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the Holders of a majority of the Outstanding principal amount of the Notes of such Series (or all Series, as applicable);

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders except as may otherwise be specified in any applicable Indenture Supplement.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders of the affected Series or of all Series, as the case maybe, each representing less than a majority of the Outstanding principal amount of Notes under such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.08. Unconditional Rights of Noteholders or the O/C Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, each Noteholder or O/C Holder shall have the right which is absolute and unconditional to receive payment of the principal (and premium, if any) of and interest in respect of such Note or O/C Certificate as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder or O/C Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Indenture Trustee, any Noteholder or O/C Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee, such Noteholder or O/C Holder, then and in every such case the Issuer, the Indenture Trustee, the Noteholder or O/C Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the O/C Holders shall continue as though no such Proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as provided in Section 5.05, no right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee, the Noteholders or the O/C Holders is

intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12. Control by Noteholders.

The Holders of a majority of the Outstanding principal amount of the Notes of any Series, if an Event of Default has occurred and is continuing for such Series, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series; provided, however, that, subject to Section 6.01 and Section 6.03(d):

(a) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture; and

(b) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in liability or be unjustly prejudicial to the Noteholders not parties to such direction.

Section 5.13. Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes of a Series as provided in Section 5.03, the Holders of a majority of the Outstanding principal amount of the Notes of such Series may, on behalf of all such Noteholders, waive in writing any past default with respect to the Notes of such Series and its consequences (including an Event of Default), except a default:

(a) in the payment of the principal (or premium, if any) or interest in respect of any Note of such Series, or

(b) in respect of a covenant or provision hereof that under Section 9.02 hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note of such Series affected.

Upon any such written waiver, such default, and any Event of Default arising therefrom, shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof, each O/C Holder by its acceptance of an O/C Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.07), in each case holding in the aggregate more than 10% of the principal balance of the Outstanding Notes of a Series, or (c) any suit instituted by any Noteholder or O/C Holder for the enforcement of the payment of the principal of or interest on any Note or O/C Certificate on or after the date on which any of such amounts was due pursuant to the terms of such Note or O/C Certificate or the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16. Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to the Indenture. Neither the lien of the Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Subject to Section 5.05, any money or property collected by the Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

Section 5.17. Sale of Receivables.

(a) If the Receivables are to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee, or its agents, shall, unless another method of sale is directed in writing by the holders of a majority of the Outstanding principal amount of the Notes of all Series, use its best efforts to sell, dispose or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Indenture Trustee. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(ii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a)(ii), the Indenture Trustee shall solicit bids from Permitted Assignees, based upon the written direction of the Servicer, for the sale of Principal Receivables in an amount equal to the Allocation Amount of the accelerated Series of Notes at the time of sale and the related Finance Charge Receivables, as shall constitute a part of the Trust Estate. The Indenture Trustee shall sell such Receivables (or interests therein) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b). In connection with any such sale of Receivables or interests therein, the Indenture Trustee may contract with agents to assist in such sales.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of the Indenture Trustee.

(a) If an Event of Default with respect to a Series of Notes has occurred (which has not been cured or waived) and a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice of such Event of Default, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Holders of not less than 50% of the Outstanding principal amount of the Notes Outstanding of such Series, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties or covenants by the Indenture Trustee shall be read into this Indenture; and (ii) in the absence of bad faith or negligence on its part the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement. The Indenture Trustee shall give prompt written notice to the Servicer, the Issuer and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture discovered by the Indenture Trustee which would entitle the Holders of a specified percentage of the Outstanding principal amount of the Notes of a Series or Class to take any action pursuant to this Indenture or any Indenture Supplement.

(c) In case an Early Redemption Event or Reinvestment Event with respect to a Series of Notes has occurred and is continuing and a Responsible Officer shall have actual knowledge or written notice of such Early Redemption Event or Reinvestment Event, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Holders of not less than 50% of the outstanding principal amount of the Notes Outstanding of such Series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided, however, that:

(i) this paragraph (d) shall not be construed to limit the effect of paragraphs (a) or (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of the Holders of a majority of the outstanding principal amount of all Series of Notes Outstanding (or, with respect to any such action that does not relate to all Series, the Holders of a majority of the aggregate outstanding principal amount of all Series of Notes Outstanding to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(iv) subject to the provisions of paragraphs (a) and (b) of this Section 6.01, the Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any Event of Default, Early Redemption Event, Reinvestment Event or any other default unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that none of such events have occurred; and

(v) subject to the provisions paragraphs (a) and (b) of this Section 6.01, the Indenture Trustee shall have no duty (A) to see any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or amendments to a financing statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Collection Account.

(e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under the Transfer and Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of Article VIII of the Transfer and Servicing Agreement.

(f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c), (d) and (e) of this Section 6.01.

(g) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Trust Estate, including, without limitation, by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Issuer under the Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Issuer or the Trust Estate or (iii) withdrawing from the Trust Estate any Receivables (except as otherwise provided in the Receivables Purchase Agreements and the Transfer and Servicing Agreement).

(h) The Indenture Trustee shall have no responsibility or liability for investment losses on Eligible Investments (other than as an obligor on any Eligible Investments on which the institution acting as Indenture Trustee is an obligor).

(i) The Indenture Trustee shall notify each Rating Agency promptly (but in no event later than two (2) Business Days) following the occurrence of any Default, Event of Default, Reinvestment Event, Early Redemption Event or potential Reinvestment Event of which a Responsible Officer of the Indenture Trustee has written notice or actual knowledge.

(j) In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under this Indenture, the Indenture Trustee shall be obligated promptly upon actual knowledge of a Responsible Officer thereof to perform such obligation, duty or agreement in the manner so required.

(k) Every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Early Redemption Event, Reinvestment Event or Event of Default.

Upon the occurrence of any Early Redemption Event, Reinvestment Event or Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received notice thereof, the Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies, notice of such Early Redemption Event, Reinvestment Event or Event of Default hereunder known to a Responsible Officer of the Indenture Trustee within thirty (30) days after it occurs or within ten (10) Business Days after such Responsible Officer receives such notice or obtains actual knowledge, if later.

Section 6.03. Certain Matters Affecting the Indenture Trustee.

Except as otherwise provided in Section 6.01 hereof:

(a) the Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in accordance with any resolution, certificate, statement, instrument, Officer’s Certificate, opinion, report, notice, request, direction, consent, order, bond, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties and shall be under no obligation to inquire as to the adequacy, accuracy or sufficiency of any such information or be under any obligation to make any calculation or verifications in respect of any such information and shall not be liable for any loss that may be occasioned thereby;

(b) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Issuer;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance therewith;

(d) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to honor the request or direction of any of the Noteholders pursuant to this Indenture to institute, conduct or defend any litigation hereunder in relation hereto, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, believed by it to be genuine, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

(f) except as provided in Section 6.14 hereof, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder;

(g) the Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon the Indenture Trustee by this Indenture;

(h) the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to any of the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose;

(i) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section;

(j) the Indenture Trustee shall have no liability with respect to the acts or omissions of the Servicer (except and to the extent the Indenture Trustee is the Servicer), including acts or omissions in connection with the servicing, management or administration of Receivables; calculations made by the Servicer whether or not reported to the Issuer or Indenture Trustee; and deposits into or withdrawals from any accounts or funds established pursuant to the terms of this Indenture;

(k) in the event that the Indenture Trustee or an Affiliate is also acting as Paying Agent and Note Registrar, the rights, immunities, indemnities and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent and Note Registrar;

(l) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(m) the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder; and

(n) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money-laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, the Issuer and the Servicer agree to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Laws.

Section 6.04. Not Responsible for Recitals or Issuance of Notes or O/C Certificates.

The recitals contained herein and in the Notes and the O/C Certificates, except the certificate of authentication of the Indenture Trustee, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of the Indenture, the Notes or the O/C Certificates or any related document or as to the perfection or priority of any security interest therein. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes or the O/C Certificates.

Section 6.05. Indenture Trustee May Hold Notes.

The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and subject to Section 6.11(3), may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except (i) as otherwise agreed upon in writing by the Indenture Trustee and the Issuer and (ii) as an obligor with respect to Eligible Investments on which the institution acting as Indenture Trustee is an obligor. Nothing herein shall prevent the Indenture Trustee or the Paying Agent from accepting deposits from, lending money to and generally engaging in any kind of banking or other business with any person, whether or not a party to the Transaction Documents.

Section 6.07. Compensation, Reimbursement and Indemnification.

(a) The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under this Indenture (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Issuer shall reimburse the Indenture Trustee, the Paying Agent and the Note Registrar for all reasonable out-of-pocket expenses incurred or made by it (including without limitation expenses incurred in connection with notices or other communications to the Noteholders), disbursements and advances incurred or made by the Indenture Trustee, the Paying Agent and the Note Registrar in accordance with any of the provisions of this Indenture (including but in no way limited to any expenses incurred pursuant to Section 5.04, Section 5.05 and Section 5.06), any of the Transaction Documents or any Series Enhancement. Such expenses shall include the reasonable fees and out-of-pocket expenses, disbursements and advances of the Indenture Trustee’s agents, any co-trustee, the Paying Agent, counsel, agents, accountants and experts, except any such expense, disbursement or advance as may arise from its negligence or bad faith. In no event shall the Indenture Trustee or any agent of the Indenture Trustee advance any funds for the payment of principal, interest or premium on any Notes or O/C Certificates. The Issuer shall indemnify the Indenture Trustee, the Paying Agent and the Note Registrar and its officers, directors, and employees against any and all loss, suit, claim, judgment, liability or expense (including the reasonable fees and expenses of counsel incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Transaction Documents. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Issuer shall defend any claim against the Indenture Trustee; provided, however, the Indenture Trustee may have separate counsel and, if it does, the Issuer shall pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer shall be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(b) The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture; provisions of this Section regarding the reimbursement and indemnification of the Indenture Trustee shall survive the resignation and removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.02(d) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(c) Notwithstanding anything herein to the contrary, the Indenture Trustee’s right to enforce any of the Issuer’s payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 11.15.

(d) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.08. Replacement of Indenture Trustee.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee or any of its agents may resign at any time by giving thirty (30) days prior written notice to the Issuer. The Holders of a majority of the Outstanding principal amount of the Notes may remove the Indenture Trustee and any or all of its agents by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee by giving thirty (30) days prior written notice to the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Indenture Trustee or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Indenture Trustee; or the Indenture Trustee shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(iii) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, which successor shall be reasonably satisfactory to the Servicer.

(b) Any resignation or removal of the Indenture Trustee and appointment of successor indenture trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee as provided in this Section 6.08(b).

(i) Any successor indenture trustee appointed as provided herein shall execute, acknowledge and deliver to the Issuer, to the Servicer and to its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor indenture trustee shall deliver to the successor indenture trustee all documents or copies thereof and statements and all money and other property held by it hereunder; and the Issuer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor indenture trustee all such rights, powers, duties and obligations.

(ii) No successor indenture trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 6.11.

(iii) Other than pursuant to Section 6.08(c), notwithstanding any other provisions herein, the appointment of a successor indenture trustee shall not be effective unless the Rating Agency Condition shall have been satisfied.

(iv) Upon acceptance of appointment by a successor indenture trustee as provided in this Section, such successor indenture trustee shall provide notice of such succession hereunder to all Noteholders and the O/C Holder, and the Servicer shall provide such notice to each Rating Agency and each Series Enhancer.

(c) If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the outstanding principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If the Indenture Trustee ceases to be eligible in accordance with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Servicer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee. No Indenture Trustee under this Indenture shall be liable for any action or omission of any successor indenture trustee.

Section 6.09. Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes or O/C Certificates shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee and deliver such Notes or O/C Certificates so authenticated; and in case at that time any of the Notes or O/C Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes or O/C Certificates in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere provided in the Notes or O/C Certificates or in this Indenture that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the O/C Holders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders or the O/C Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification.

The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt shall be rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s. The Indenture Trustee (1) shall meet the requirements of Section 26(a)(1) of the Investment

Company Act, (2) shall not be an Affiliate of the Issuer, the Servicer, or any Seller and (3) shall not offer or provide credit or credit enhancement to the Issuer. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

Section 6.12. Representations and Warranties of the Indenture Trustee.

The Indenture Trustee represents and warrants that:

(i) the Indenture Trustee is duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture, each Indenture Supplement and each other Transaction Document to which it is a party;

(iii) each of this Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms; and

(iv) the Indenture Trustee meets the eligibility requirements set forth in Section 6.11.

Section 6.13. Tax Returns. In the event the Issuer shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee (on behalf of the Issuer) for signature at lease five (5) days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and the O/C Holders and shall deliver such information to the Owner Trustee (on behalf of the Issuer) at least five (5) days prior to the date it is required by law to be distributed to Noteholders and the O/C Holders. The Issuer will cause the Owner Trustee, upon written request, to furnish the Servicer with all such information known to the Owner Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer. The Owner Trustee (on behalf of the Issuer) shall, upon request, execute such returns. In no event shall the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuer, any Noteholder or any O/C Holder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 6.14. Custody of the Trust Estate.

The Indenture Trustee shall hold such of the Trust Estate (and any other collateral that may granted to the Indenture Trustee) as consists of instruments, certificated securities, negotiable documents, money, goods, or tangible chattel paper in the State of New York. The Indenture Trustee shall hold such of the Trust Estate (and any other collateral that may granted to the Indenture Trustee) as constitutes investment property (other than certificated securities) through a securities intermediary, which securities intermediary shall agree with the Indenture

Trustee and the Issuer that (I) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (II) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (III) all property credited to such securities account shall be treated as a financial asset, (IV) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (V) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (VI) such securities account and the property credited thereto shall not be subject to any lien, security interest, claim, encumbrance or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), (VII) such agreement shall be governed by the laws of the State of New York, and (VIII) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the UCC. The Indenture Trustee shall hold such of the Trust Estate (and any other collateral that may be granted to the Indenture Trustee) as constitutes a deposit account through a bank, which bank shall agree in writing with the Indenture Trustee and the Issuer that (i) such bank shall comply with instructions originated by the Indenture Trustee directing disposition of the funds in the deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Indenture Trustee to comply with instructions originated by any person or entity other than the Indenture Trustee, (iii) such deposit account and the property credited thereto shall not be subject to any lien, security interest, claim, encumbrance or right of set-off in favor of such bank or anyone claiming through it (other than the Indenture Trustee), (iv) such agreement shall be governed by the laws of the State of New York, and (v) the State of New York shall be the “bank’s jurisdiction” of such bank for purposes of Article 9 of the UCC. Terms used in this Section 6.14 that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meaning set forth in the New York Uniform Commercial Code. Except as permitted by this Section 6.14 and Section 8.02, the Indenture Trustee shall not hold any part of the Trust Estate through an agent or a nominee. The provisions of this Section 6.14 are subject to the provisions of Section 8.02.

Section 6.15. Currency Indemnity.

If the Indenture Trustee or, where applicable, the Paying Agent, is required in accordance with the Master Indenture or the Indenture Supplement to make a payment in a designated currency (the “Contractual Currency”) but an amount is received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the obligor or otherwise), then such amount will only be paid to the extent of the Contractual Currency amount purchasable with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due, the Issuer will indemnify the Indenture Trustee or, where applicable, the Paying Agent, against any loss sustained by it as a result. In any event, the Issuer will indemnify the receipt against the cost of making any such purchase.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three (3) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Holders of Notes and the O/C Holders as they appear on the Note Register as of the most recent Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders and the O/C Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders and the O/C Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 hereof upon receipt of a new list so furnished.

(b) Noteholders and the O/C Holders may communicate with other Noteholders or the O/C Holders, as the case may be, with respect to their rights under this Indenture, under the Notes or the O/C Certificates, as applicable.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01. Collection of Money.

Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and the O/C Holders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any Transaction Document, the Indenture Trustee may, and upon the request of the Holders of a majority of the outstanding principal amount of the Notes Outstanding shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Early Redemption Event, Reinvestment Event or an Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

Section 8.02. Collection Account.

(a) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Issuer with the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Collection Account”). The Indenture Trustee hereby delegates all of its rights and responsibilities under this Section 8.02 to Deutsche Bank AG, London Branch, as agent of the Indenture Trustee, and Deutsche Bank AG, London Branch accepts such rights and responsibilities and shall, on behalf of the Indenture Trustee, possess all right, title and interest in all money, instruments, investment property and other property from time to time credited to or on deposit in the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof. This delegation shall not relieve the Indenture Trustee of its liability and responsibilities with respect to such duties.

(b) The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Paying Agent, the Issuer, any Noteholder, any O/C Holder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any money, instruments, investment property and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account.” Pursuant to the authority granted to the Servicer under the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Collection Account and to instruct the Indenture Trustee and the Paying Agents to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties hereunder and under the Transfer and Servicing Agreement. The Servicer agrees to provide the Indenture Trustee or, where applicable, the Paying Agent, with the relevant and necessary information that it may require in sufficient time to allow the Indenture Trustee or, where applicable, the Paying Agent to perform its duties and the Indenture Trustee or, where applicable, the Paying Agent, is hereby authorized to rely and act upon such instructions or information as it shall receive. The Servicer shall reduce deposits into the Collection Account payable by the Issuer on any date on which Collections are deposited into the Collection Account to the extent the Issuer is entitled to receive funds from the Collection Account on such Deposit Date and shall pay such funds to the Issuer, free and clear of the lien of this Indenture.

(c) Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 2.06 of the Transfer and Servicing Agreement or Section 10.02 of this Indenture) shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. The Indenture Trustee or, where applicable, the Paying Agent, shall be entitled to assume that all conditions to the making of any payment out of amounts standing to the credit of any of the Collection Account or any Series Account which is specified in either of the Master Indenture or the related

Indenture Supplement are satisfied unless it has actual notice to the contrary. In the absence of written directions from the Servicer, all funds shall remain uninvested. All such Eligible Investments shall be held by Deutsche Bank AG London Branch, on behalf of the Indenture Trustee for the benefit of the Noteholders. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each Transfer Date following such Monthly Period in amounts sufficient to the extent of such funds to make the required distributions on the following Distribution Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Indenture Supplement. Neither the Indenture Trustee nor Deutsche Bank AG, London Branch shall bear any responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section nor for the selection of Eligible Investments in accordance with the provisions of this Indenture (other than Eligible Investments on which the institution acting as Indenture Trustee or Deutsche Bank AG, London Branch is an obligor). In addition, neither the Indenture Trustee nor Deutsche Bank AG, London Branch shall have any liability in respect of the losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

(d) The Servicer shall notify the Paying Agent of any payment to be credited to any Series Account or the Collection Account as soon as practicable, and in any event not later than 3:00 p.m. (London time) one Business Day before payment into any Series Account or the Collection Account. The Paying Agent shall be obligated to make payments from the Collection Account or any Series Account only to the extent such amounts are deposited therein.

Section 8.03. Instruction Procedures

All amounts shall be received by the Paying Agent not later than 9 a.m. (London time) on the applicable Distribution Date. The Servicer shall deliver payment instructions, as set forth below, not later than 9 a.m. (London time) on such Distribution Date. The Servicer may only give, and the Indenture Trustee or, where applicable, the Paying Agent shall only be entitled to comply with, any instruction for a withdrawal from the Collection Account or any Series Account if those instructions:

(a) are in writing, duly completed in the form of Schedule A hereto, or in such other form as the Indenture Trustee or, where applicable, the Paying Agent may from time to time approve (such approval not to be unreasonably withheld or delayed), and are signed by an authorized signatory of the Servicer; and

(b) specify the person or the entity (as applicable) to whom the payment is to be made.

Each instruction provided to the Paying Agent by the Servicer shall be copied by the Servicer at the same time to the Indenture Trustee, but no failure of the Servicer to provide such copy shall affect the authority of the Paying Agent to act on such instruction.

Section 8.04. Rights of Noteholders.

As set forth in the Granting Clauses, the Trust Estate secures the obligation of the Issuer to pay the Holders of the Notes, and the O/C Holder of each Series principal (and premium, if any) and interest and, if applicable, to pay the Series Enhancers for Series amounts payable under the Series Enhancement for each such Series and the other amounts payable pursuant to this Indenture and the related Indenture Supplement. Except as specifically set forth in the Indenture Supplement with respect thereto, the Notes and the O/C Certificate of any Series or Class shall not have rights to payment from any Series Account or Series Enhancement allocated for the benefit of any other Series or Class.

Section 8.05. Release of Trust Estate.

(a) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee upon Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

(c) Upon Issuer Order, the Indenture Trustee shall, at such time as there are no Notes or O/C Certificates outstanding, release and transfer, without recourse, any remaining portion of the Trust Estate (other than any cash held for the payment of the Notes and the O/C Certificates pursuant to Section 4.02) from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds and other property then credited to the Collection Account and any other account established pursuant to Section 8.02 or an Indenture Supplement. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Order accompanied by an Officer’s Certificate of the Issuer and an Opinion of Counsel.

(d) On the date when any Receivable becomes a Defaulted Receivable, there shall automatically be released from the lien of this Indenture, without further action, such Defaulted Receivable and any related Finance Charge Receivables, all Interchange allocable to such Defaulted Receivable, all Insurance Proceeds allocable to such Defaulted Receivable, all rights to payment and amounts due or to become due with respect to all of the foregoing, and all proceeds thereof. All Recoveries and other amounts collected by the Issuer, the Transferor or the Servicer with respect to the such Defaulted Receivables shall be paid to the Issuer, shall be deposited in the Collection Account, shall be subject to the lien of this Indenture, and shall be applied as provided herein.

Section 8.06. Opinion of Counsel.

The Indenture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also receive, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the O/C Holder in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. The Indenture Trustee and counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 8.07. Distributions and Reports to Noteholders.

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth herein, in the Transfer and Servicing Agreement and the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined as of the immediately preceding Record Date.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes or any O/C Holder but with prior notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, the Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein, in the Notes and in the O/C Certificates;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes and the O/C Holders, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of any Series or Class of Outstanding Notes or the O/C Holders; or

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and O/C Certificates and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Outstanding Notes but with prior written notice to each Rating Agency with respect to the affected Series or Class, if any, and upon satisfaction of the Rating Agency Condition with respect to the Notes of all such Series or Classes rated by such Rating Agency, if applicable, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes or the O/C Holders under this Indenture; provided, however, that (i) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that the Issuer reasonably believes that such action will not have an Adverse Effect and (ii) if there is a Rating Agency with respect to the affected Series or Class of Notes, a Tax Opinion shall have been delivered to each applicable Rating Agency. Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders or the O/C Holder of any Series then Outstanding or the Series Enhancers for any Series, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or any portion of the Issuer to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Issuer delivers to the Indenture Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 9.01(b), (ii) the Rating Agency Condition will have been satisfied and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee hereunder without its consent.

Section 9.02. Supplemental Indentures With Consent of Noteholders.

The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of not less than a majority of the Outstanding principal amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by Act of such Holders delivered to the Issuer and the Indenture Trustee, and, to the extent that any such affected Series or Class is rated by a Rating Agency, upon satisfaction of the Rating Agency Condition, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders and the related O/C Holder under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note or the O/C Holder affected thereby:

(a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, the Redemption Date);

(b) reduce the percentage of the Outstanding principal amount of the Notes of any Series or all Series of Notes Outstanding, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with the provisions of this Indenture or defaults hereunder and their consequences as provided for in this Indenture;

(c) reduce the percentage of the Outstanding principal amount of any Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes of such Series;

(d) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(e) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, the Transferor or any Affiliate thereof; or

(f) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any part of the Trust Estate or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Servicer, and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified and amended in accordance therewith with respect to the Notes and the O/C Certificates affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Servicer and the Holders of the Notes and the O/C Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and the terms and conditions of any such supplemental indenture shall be deemed to be a part of this Indenture for any and all purposes.

Section 9.05. Reference in Notes and O/C Certificates to Supplemental Indentures.

Notes and O/C Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes and O/C Certificates so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes and outstanding O/C Certificates.

Section 9.06. Indenture Supplements and Series Enhancers.

(a) Notwithstanding anything in this Article IX to the contrary, no amendment may be made to this Indenture or any Indenture Supplement that would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(b) Any Indenture Supplement executed in accordance with the provisions of Section 2.10 shall not be considered an amendment or supplemental indenture for the purposes of this Article IX.

ARTICLE X

TERMINATION

Section 10.01. Termination of Indenture.

The Issuer and the respective obligations and responsibilities of the Issuer, the Servicer and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 10.02(b) as provided in the Trust Agreement.

Section 10.02. Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Payment Date on which the Noteholders of any Series or Class or the related O/C Holder may surrender their Notes or O/C Certificate, as applicable, for payment of the final distribution on and cancellation of such Notes or O/C Certificate (or, in the event of a final distribution resulting from the application of Section 2.06 or Section 8.01 of the Transfer and Servicing Agreement, notice of such Payment Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than thirty (30) days prior to such Payment Date). Such notice shall be accompanied by an Officer’s Certificate of the Servicer setting forth the information specified in Section 3.05 of the Transfer and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. Not later than the fifth (5th) day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes (and any excess shall be paid in accordance with the terms of the Indenture Supplement and Series Enhancement, if any, for such Series or Class). In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes pursuant to and as described in Section 3.03. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years pursuant to and as described in Section 3.03. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Compliance Certificates and Opinions etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (x) an Officer’s Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any property constituting part of the Trust Estate or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of such property constituting part of the Trust Estate or other property or securities to be so deposited.

(ii) Other than the release of any Defaulted Receivables or Ineligible Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iii) Notwithstanding Section 2.15, this Section 11.01 or any other provision of this Indenture, the Issuer may (or may direct the Servicer to) (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

Section 11.02. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Authorized Officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor, a Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor, such Seller, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and satisfying any requisite percentages as to minimum number or Pound value of Outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes and the O/C Certificates shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04. Notices, Etc. to Indenture Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Indenture to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office with a copy to: Deutsche Bank AG, London Branch (attention: TSS-SFS ABS/MBS Group), Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom; or

(b) the Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to Deutsche Bank AG, London Branch (attention: TSS-SFS ABS/MBS Group), Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom; or

(c) the Issuer shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at Wilmington Trust FSB, 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169 or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Section 11.05. Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders or the O/C Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided, and in the case of Global Notes, notice may be given to the Noteholders through the Clearing Agency), if in writing and mailed by first-class mail postage prepaid or national overnight courier service to each Noteholder or O/C Holder, as applicable, affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders or the O/C Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder or O/C Holder shall affect the sufficiency of such notice with respect to other Noteholders or the O/C Holders and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders or the O/C Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Noteholders or the O/C Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstances constitute a Default, an Event of Default, an Early Redemption Event or a Reinvestment Event.

Section 11.06. Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes or O/C Certificates to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note or O/C Holder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder or O/C Holder that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Servicer shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents. The parties hereby acknowledge and agree that all of the Servicer’s rights and obligations under this Agreement may be assigned by the Servicer to CompuCredit International Servicing LLC pursuant to the terms and conditions set forth in the Transfer and Servicing Agreement.

Section 11.09. Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the O/C Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11. Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no additional interest (other than as specified in this Indenture or any Indenture Supplement) shall accrue for the period from and after any such nominal date.

Section 11.12. Governing Law.

THIS INDENTURE AND EACH NOTE AND O/C CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.13. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14. Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which shall be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.15. No Petition.

The Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Servicer, each Noteholder and owner of a security entitlement to a Note, by accepting a Note or a security entitlement thereto, and each O/C Holder, by accepting an O/C Certificate, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 11.16. Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives, to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder or is required by the UCC.

Section 11.17. Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or the O/C Certificates or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 11.18. Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust FSB, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust FSB but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust FSB be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents to which the Issuer is a party.

Section 11.19. Execution of the Transfer and Servicing Agreement by the Indenture Trustee.

The execution by the Indenture Trustee of the Transfer and Servicing Agreement is hereby ratified and approved.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST, as Issuer

By:	WILMINGTON TRUST FSB,
not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jim Lawler
Name:	Jim Lawler
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS as Indenture Trustee

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Dorit Ritter-Haddad
Name:	Dorit Ritter-Haddad
Title:	Attorney-in-fact

COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION as Servicer

By:	/s/ Joshua C. Miller
Name:	Joshua C. Miller
Title:	Assistant Secretary

[Signature Page to Master Indenture]

DEUTSCHE BANK AG, LONDON BRANCH,
as Paying Agent

By:	/s/ Darren Levene
Name:	Darren Levene
Title:	Vice President

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Vice President

[Signature Page to Master Indenture]

Schedule A

Form of Instructions to Account Bank

To:	Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

[Date]

Dear Sirs

Account No: [•]

Account Bank Agreement

We hereby irrevocably instruct you to make the following transfer:

Bank Account to be debited: [Name and number]

Amount of transfer: [            ]

Bank Account to be credited:

(a)	Account name:

(b)	Bank:

(c)	Account Number:

(d)	Sort Code:

Reference:

Transfer Date:

Yours faithfully,

On behalf of

[Company]

cc: Trustee